UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  December 27, 2023

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-36518	NEXTERA ENERGY PARTNERS, LP	30-0818558
700 Universe Boulevard
Juno Beach, Florida 33408
(561) 694-4000

State or other jurisdiction of incorporation or organization:  Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Units	NEP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

NextEra Energy Partners, LP (NEP) owns a controlling, non-economic general partner interest in NextEra Energy Operating Partners GP, LLC (NEP OpCo GP) and a limited partner interest in NextEra Energy Operating Partners, LP (NEP OpCo). NextEra Energy Equity Partners, LP (NEE Equity), an indirect subsidiary of NextEra Energy, Inc., owns a limited partnership interest in NEP OpCo.

On December 28, 2023, NextEra Energy Partners Ventures, LLC (NEP Ventures), a subsidiary of NEP, completed the sale of NEP's natural gas pipeline assets located in Texas (the Texas pipelines) to a subsidiary of Kinder Morgan, Inc. under the previously disclosed purchase and sale agreement dated November 6, 2023. NEP received total cash consideration of approximately $1.815 billion subject to post-closing working capital adjustments. As a result of this sale, NEP will recognize a gain on disposal of the Texas pipelines, which will be reflected in its consolidated statement of income for the year ended December 31, 2023.

NEE Equity is expected to be allocated all of this taxable gain for federal income tax purposes, which is facilitated by the amendment to the limited partnership agreement of NEP OpCo (as amended and restated, NEP OpCo LP Agreement) and an associated issuance of a new class of NEP OpCo units to NEE Equity, each as described below.

Set forth below are responses to the applicable Items of Form 8-K that are implicated by the events described above.

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

The NEP OpCo LP Agreement was amended and restated on December 27, 2023 to create a new class of units of NEP OpCo (Class P units) which were issued to NEE Equity. NEP OpCo GP, with the consent of NEE Equity, may allocate to NEE Equity, as holder of the Class P units, some or all of the current or future year taxable income or gain resulting from the disposal of the Texas pipelines and other types of transactions as specified in the NEP OpCo LP Agreement. In any taxable period that begins at least five years after the taxable period for which any such allocation of taxable income or gain is made to NEE Equity, NEE Equity may approve the allocation of offsetting losses and deductions to NEE Equity with respect to such income or gain allocation as specified in the NEP OpCo LP Agreement. NEE Equity, as holder of the Class P units, is not entitled to receive any distributions of available cash or any other distributions of assets or property of NEP OpCo with respect to these units, other than in connection with a liquidation of NEP OpCo as specified in the NEP OpCo LP Agreement. Unless approved by the NEP OpCo GP and NEE Equity, NEP OpCo is not authorized to issue additional Class P units. The Class P units are non-transferable, other than these units may be transferable to any affiliate of NEE Equity. The Class P units have no NEP OpCo voting rights other than customary limited voting rights as specified in the NEP OpCo LP Agreement. In the event of a liquidation of NEP OpCo, the sole right of the holder of the Class P units would be to receive payment as specified in the NEP OpCo LP Agreement.

Additionally, the information set forth in the Explanatory Note of this Current Report on Form 8-K regarding the NEP OpCo LP Agreement is incorporated by reference into this Item 1.01 and qualified in its entirety by the text of the NEP OpCo LP Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

SECTION 2 - FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets

NEP Ventures completed the sale of all of NEP's interests in NET Midstream, LLC (NET Midstream) and NEP DC Holdings, LLC (NEP DC Holdings), both NEP subsidiaries, to Kinder Morgan Operating LLC "A", a subsidiary of Kinder Morgan, Inc. NET Midstream and NEP DC Holdings indirectly own the interests in the Texas pipelines.

Additionally, the information set forth in the Explanatory Note of this Current Report on Form 8-K regarding the sale of interests in the Texas pipelines is incorporated by reference into this Item 2.01.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.03 Material Modification to Rights of Security Holders

(a)

The information set forth in the Explanatory Note and Item 1.01 of this Current Report on Form 8-K regarding the NEP OpCo LP Agreement is incorporated by reference into this Item 3.03 and qualified in its entirety by the text of the NEP OpCo LP Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(b)  Pro Forma Financial Information

Unaudited pro forma consolidated statements of income and balance sheet (pro forma financial statements) of NEP to illustrate the effect of the sale of the Texas pipelines for the years ended December 31, 2022, 2021 and 2020, and as of and for the nine months ended September 30, 2023 are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

(d)  Exhibits

Exhibit Number	Description
10.1	Fourth Amended and Restated Agreement of Limited Partnership of NextEra Energy Operating Partners, LP, dated as of December 27, 2023
99.1	Unaudited pro forma consolidated financial statements of NEP for the years ended December 31, 2022, 2021 and 2020 and as of and for the nine months ended September 30, 2023
101	Interactive data files for this Form 8-K formatted in Inline XBRL
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 29, 2023

NEXTERA ENERGY PARTNERS, LP
(Registrant)

JAMES M. MAY
James M. May Controller and Chief Accounting Officer